Exhibit 5


                               September 20, 2002


UNIT CORPORATION
1000 Kensington Tower
7130 South Lewis
Tulsa, Oklahoma  74136

         Re:      Unit Corporation
                  Registration Statement on Form S-3
                  File No. 333-_____________
                  (the "Registration Statement")
                   ----------------------------
Gentlemen:


     I have acted as General Counsel for Unit Corporation., a Delaware Corporation (the "Company"), in connection with the proposed offer and sale by certain stockholders of the Company (the "Selling Stockholders") of up to 7,220,000 shares of the Company's Common Stock, $0.20 par value per share (together with the attached stock purchase rights, the "Shares"). Sales of the Shares may be effected by the Selling Stockholders from time to time in one or more types of transactions described in the Registration Statement.

     In reaching the conclusions expressed in this opinion, I have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assume the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

     Based on the foregoing, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Registration Statement and the prospectus constituting a part thereof under the caption "Legal Opinion."

                                  Very truly yours,

                                  /s/ Signed by Mark E. Schell

                                  Mark E. Schell
                                  General Counsel and Secretary

MES:sab